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                  [LETTERHEAD OF LINDQUIST & VENNUM P.L.L.P.]

                                                                     EXHIBIT 5.1



                               September 30, 1996



  Urologix, Inc.
  14405 21st Avenue North
  Minneapolis, MN 55447

       Re: Opinion of Counsel as to Legality of 100,000 Shares of Common Stock to be registered under the Securities Act of 1933

  Ladies and Gentlemen:

       This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 100,000 shares of Common Stock, $.01 par value, of Urologix, Inc. (the "Company") offered to employees of the Company pursuant to the Urologix, Inc. 1996 Employee Stock Purchase Plan (the "Plan").

       As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 100,000 shares of Common Stock to be offered to employees by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and non assessable shares of Common Stock of the Company.

       The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                 Very truly yours,


                                 /s/ LINDQUIST & VENNUM P.L.L.P.